Exhibit 10.13

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

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ENERGY MANAGEMENT AGREEMENT

Dated November 21, 2006

by and between

MMC ENERGY NORTH AMERICA, LLC,
MMC CHULA VISTA LLC, and MMC ESCONDIDO LLC

and

BEAR ENERGY LP

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

i

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[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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EXHIBITS

Exhibit A    Protocols

Exhibit B    Fuel Supply Pricing Schedule

Exhibit C    Facility Budget

Exhibit D    Contacts

Exhibit E    Form of Guaranty

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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ENERGY MANAGEMENT AGREEMENT

This Energy Management Agreement (this “Agreement”), effective as of January 1, 2007, is between Bear Energy LP, a limited partnership organized and existing under the laws of the State of Delaware (“Energy Manager”), MMC Energy North America, LLC, MMC Energy Chula Vista, LLC and MMC Escondido, LLC, each a limited liability company organized and existing under the laws of the State of Delaware (collectively “MMC”). MMC and Energy Manager may be referred to each individually as a “Party” and collectively as the “Parties.”

PRELIMINARY STATEMENT

WHEREAS, MMC owns and operates, directly or indirectly MMC Escondido and MMC Chula Vista power generation facilities (each a “Facility” and collectively “the Facilities”); and

WHEREAS, Energy Manager is a marketer of wholesale power in North America and trades wholesale natural gas, power and other energy-related products, and provides energy management services; and

WHEREAS, MMC desires to engage Energy Manager to provide Services (as defined below) in respect of each Facility.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1 Rules of Interpretation and Construction. Except as otherwise expressly provided in this Agreement, the rules of interpretation and construction set forth below shall apply to this Agreement:

(a)  All capitalized terms used in this Agreement that are not otherwise defined have the respective meanings set forth or referred to in Section 1.1. Defined terms in this Agreement include in the singular number the plural and in the plural number the singular. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

(b)  Any reference in this Agreement to “Section,” “Article,” or “Annex” is a reference to this Agreement. Unless the context requires otherwise, any reference in this Agreement to any document or instrument is a reference to that document or instrument and all schedules, exhibits, and attachments thereto as amended and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any person includes its permitted successors and assigns and, in the case of any governmental authority, any person succeeding to its functions and capacities. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the term “including” is used in connection with a listing of items included within a prior reference, such listing is to be interpreted as illustrative only, and is not to be interpreted as a limitation on or an exclusive listing of the items included within the prior reference. In the event that any index or publication referenced in this Agreement ceases to be published, each such reference is deemed to be a reference to a successor or alternate index or publication reasonably agreed to by the Parties.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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(c)  In the event of a conflict between the text of this Agreement and any annex or exhibit, the terms of this Agreement shall prevail.

Section 1.2   Defined Terms.

As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Affected Party” has the meaning set forth in Section 9.2.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, (a) controls or owns the first Person, (b) is controlled or owned by the first Person or (c) is under common control or ownership with the first Person, where “own” (including, with correlative meanings, the terms “owned by” and “under common ownership with”) means ownership of fifty percent (50%) or more of the equity interests or rights to distributions on account of equity of the Person, and “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.

“Ancillary Services” means those services defined by CAISO in its FERC Electric Tariff.

“Applicable Law” means any federal, state or local laws (including common law and criminal law), codes, statutes, directives, ordinances, by-laws, regulations, rules, judgments, consent orders and agreements with Governmental Authorities, proclamations or delegated or subordinated legislation of any Governmental Authority that are applicable to this Agreement, the Parties hereto, each Facility, the Services or the Transactions.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

“Bankruptcy” means, with respect to any Person, that such Person (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any Bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, (iii) takes any action for its winding up or liquidation or (vi) is generally unable to pay its debts as they fall due.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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“Billing Period” means a month; provided, that in the event that this Agreement terminates or is terminated on a day other than the last day of a month, the last Billing Period shall run from the first day of the month in which such termination occurs through the date of such termination.

“Business Day” means any day on which Federal Reserve member banks in New York City are open for business.

“CAISO” means the California Independent System Operator, or any successor thereto.

“Capacity” means the capability of a Facility to produce Power, expressed in MW, and including regulatory capacity.

“Collateral Annex” means the EEI Collateral Annex attached to the Master Netting Agreement.

“Confidential Information” has the meaning set forth in Section 13.1.

“Contract Price” means the price of Power or Gas purchased or sold in a Power Transaction or Gas Transaction.

“Contract Quantity” means that quantity of Power or Gas purchased or sold in a Power Transaction or Gas Transaction.

“Corresponding Third Party Transaction” means a transaction or series of transactions between Energy Manager and a Third Party that correspond(s) to a Transaction or any part of a Transaction between Energy Manager and MMC.

“Costs” means, with respect to any day, all actual costs incurred by or on behalf of MMC associated with the generation, sale or transmission of Power generated by each Facility, including, but not limited to and without duplication all (i) costs related to Third Party Transactions or to CAISO (including all costs associated with participation in markets administered by CAISO), (ii) transmission costs and transmission losses, (iii) costs related to Ancillary Services, (iv) costs related to the start-up and shut down of a Facility, (v) costs related to the purchase of Replacement Power, (vi) Gas costs, (vii) Gas transportation and storage costs and losses, and (viii) broker, clearing house and exchange costs, provided, that Costs do not include fixed costs that Energy Manager would incur in the absence of a particular Gas Transaction or Power Transaction (including those Power Transactions related to Ancillary Services) related to the Facilities.

“Day-Ahead” has the meaning provided in the Western Electricity Coordinating Council Preschedule Calendar.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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“Defaulting Party” means MMC in respect of MMC Events of Default, and Energy Manager, in respect of Energy Manager Events of Default.

“Default Termination Date” means the date that this Agreement terminates, pursuant to a Termination (Default) Notice.

“Delivery Point” [***]

“Disclosing Party” has the meaning assigned to such term in Section 13.2.

“EEI Master Agreement” means the Edison Electric Institute Master Power Purchase and Sale Agreement, including the Gas Annex, executed between Energy Manager and MMC Energy Chula Vista, LLC and/or MMC Escondido, LLC, pursuant to Section 2.4.

“Effective Date” means the day beginning at 00:00:01 EPT on January 1, 2007.

“Energy Manager” has the meaning provided in the introductory paragraph hereof.

“Energy Manager Contacts” shall consist of those persons who may be designated by Energy Manager to communicate with MMC and with CAISO under the Service terms provided hereunder.

“Energy Manager Event of Default” has the meaning assigned to such term in Section 10.1.

“EPT” means Eastern Prevailing Time.

“Event of Default” means an MMC Event of Default or an Energy Manager Event of Default.

“Facility” has the meaning provided in the Preliminary Statement.

“Facility Budget” has the meaning provided in Exhibit C.

“FERC” means the Federal Energy Regulatory Commission.

“Force Majeure” has the meaning assigned to such term in Article 9.1.

“Forced Outage” means any outage or derating at a Facility caused by equipment failure, maintenance or repair (using commercially reasonable industry standards) that is not a Planned Outage.

“FPA” means the Federal Power Act, 16 U.S.C. §791a, et seq.

“Gas” means natural gas.

“Gas Management Services” has the meaning assigned to such term in Section 5.2.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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“Gas Payments” means, for each Gas Transaction, an amount equal to the Contract Price multiplied by Contract Quantity pursuant to such Gas Transaction.

“Gas Revenues” means, with respect to any day, the actual revenues received by Energy Manager in connection with any Gas Payments.

“Gas Transaction” means a purchase or sale of Gas between MMC and Energy Manager.

“Gas Transportation Agreement” means any agreement between Energy Manager and any Transporter for the transportation of Gas to such Facility.

“Governmental Authority” means any federal, state, local or municipal government, governmental department, commission, board, bureau, agency or instrumentality, or any judicial, regulatory, administrative or quasi-governmental body, having or asserting jurisdiction over the matter in question.

“Heat Rate” means the fuel efficiency of a Facility expressed in Btu’s per net kWh (HHV).

“Indemnified Party” means, with respect to an indemnification by Energy Manager, MMC and with respect to an indemnification by MMC, Energy Manager.

“Indemnifying Party” means the Party providing an indemnification under Sections 11.1 or 11.2.

“Initial Term” has the meaning assigned to such term in Section 2.1.

“Interest Rate” means for any date, the per annum prime rate of interest as reported in the “Money Rates” column of The Wall Street Journal on the last business day of the preceding month, as the same may change from time to time, plus two percent (2%).

“Losses” means suits, actions, liabilities, legal proceedings, claims, demands of any Third Party for any and all penalties, fines, losses, costs and/or expenses of any kind or character including reasonable attorneys’ fees and expenses.

“Master Netting Agreement” means the Master Netting Agreement executed between Energy Manager and MMC pursuant to Section 2.4.

“MMC” has the meaning assigned to such term in the first paragraph of this Agreement.

“MMC Bilateral Transaction” has the meaning assigned to such term in Section 7.6(c).

“MMC Credit Support” has the meaning assigned to such term in Article 15.

“MMC Event of Default” has the meaning assigned to such term in Section 10.2.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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“MMC Guarantor” means MMC Energy, Inc.

“Monthly Management Fee” means the amount payable to Energy Manager as set forth in Section 8.1.

“Monthly Settlement Statement” has the meaning assigned to such term in Section 8.3.

“MW” means megawatt.

“MWh” means megawatt-hour.

“NERC-GADS Standards” means the Generating Availability Database standards developed by the North American Electric Reliability Council.

“Net Output” means all Power produced by a Facility and delivered to a Delivery Point.

“Non-Defaulting Party” means MMC, in respect of any Energy Manager Event of Default, and Energy Manager, in respect of MMC Event of Default.

“Non-Disclosing Party” has the meaning set forth in Section 13.2.

“Other Services” means all Services other than Power Management Services and Gas Management Services which Energy Manager may agree to provide to MMC from time-to-time under the terms and conditions separately agreed upon between the Parties.

“Party” has the meaning assigned to such term in the first paragraph of this Agreement.

“Person” means any individual, partnership, corporation, association, business, trust, limited liability company, Governmental Authority or other legal entity.

“Planned Outage” means an outage scheduled in advance.

“Power” means electric energy as measured in MWh, and/or any other electricity related products or services available for sale from a Facility, including Ancillary Services, but does not include Resource Adequacy Capacity.

“Power Management Services” has the meaning assigned to such term in Section 5.1.

“Power Payment” means, for each Power Transaction, an amount equal to the Contract Price multiplied by the Contract Quantity pursuant to such Power Transaction.

“Power Revenues” means, with respect to any day, the actual revenues received by Energy Manager in connection with any Power Payments, which for the avoidance of doubt, do not include revenues from the sale of Resource Adequacy Capacity.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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“Power Transaction” means a specifically agreed to purchase or sale of Power between MMC and Energy Manager pursuant to CAISO tariff or Third Party agreement.

“PPT” means Pacific Prevailing Time.

“Proprietary Transaction” has the meaning assigned to such term in Section 7.6(d).

“Prudent Utility Practice” means the practices, methods, techniques, standards and acts that, at the time of the performance of the Parties’ obligations under this Agreement, are then commonly used by Persons performing similar tasks and services for natural gas-fired power plants in the United States, and that, at a particular time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, would have reasonably been expected to accomplish the desired results. Prudent Utility Practices are not intended to be limited to the optimum practices to the exclusion of all others, but rather reflect the practices then generally accepted, having due regard for, among other things, contractual obligations, costs, requirements of Governmental Authorities, operating rules or procedures of transmission operators, reliability councils or other market conditions.

“Real-Time” has the meaning provided in the Western Electricity Coordinating Council Preschedule Calendar.

“Renewal Term” has the meaning assigned to such term in Section 2.2.

“Resource Adequacy Capacity” means the quantity of capacity in MWs from a resource listed in a resource adequacy plan approved pursuant to Section 40 of the CAISO FERC Electric Tariff.

“Regulatory Approval” means all permits, licenses, consents, approvals, certifications and similar items issued by any Governmental Authority required in respect of or in relation to each Facility or performance of the Services.

“Replacement Power” means, in the event that a Forced Outage, interruption of Gas delivery or curtailment of Power transmission occurs, the amount of Power purchased or financially settled by Energy Manager that shall be equal to the positive difference obtained by subtracting the amount of Power actually delivered from each Facility from the amount of Power MMC has committed to sell Energy Manager in a particular Power Transaction.

“Required Gas Quantity” means the amount of Gas required, as determined by reference to the Heat Rate, to generate Power up to the Capacity of each Facility.

“Revenues” means, with respect to any day, the actual revenues received by or for MMC, including revenues from any (a) sales of Power (including those related to Ancillary Services), and (b) sales of Capacity.

“Services” means, collectively, the Power Management Services (including those related to Ancillary Services) and Gas Management Services that Energy Manager has agreed to provide hereunder, all as more specifically described in Article V, and Other Services that Energy Manager may agree to provide from time to time.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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“Settlement Date” has the meaning assigned to such term in Section 8.5.

“Settlement Fees” has the meaning assigned to such term in Section 8.2.

“Termination Date” means the date that this Agreement terminates, pursuant to a Termination Notice.

“Termination (Default) Notice” means a written notice of termination delivered by the Non-Defaulting Party pursuant to Section 10.3 of this Agreement.

“Termination Notice” means a written notice of termination delivered by one Party to the other Party, pursuant to Section 2.3 of this Agreement.

“Termination Settlement Statement” means a statement identifying the payment due from Energy Manager to MMC or from MMC to Energy Manager when this Agreement is terminated, calculated pursuant to Sections 8.1 and 8.3.

“Third Party” means any Person other than MMC or Energy Manager.

“Third Party Transaction” means any Power Transaction or Gas Transaction between Energy Manager and a Third Party.

“Total Gross Margin” means, with respect to MMC for any day and without duplication, (a) the sum of each Facility’s (i) Power Revenues plus (ii) Gas Revenues, less (b) the sum of the Facility’s (i) Power Costs plus (ii) Gas Costs.

“Transaction” means any Power Transaction or Gas Transaction between Energy Manager and MMC.

“Transporter” means any Person obligated to transport Gas pursuant to any Gas Transportation Agreement.

ARTICLE II.
TERM; ADDITIONAL UNDERTAKINGS

Section 2.1 Initial Term. This Agreement shall commence upon the Effective Date and, unless terminated earlier in accordance with the terms hereof, its initial term shall expire one (1) year from the Effective Date (such period, the “Initial Term”); provided, however, that Energy Manager’s authority to submit bids and offers to the CAISO on behalf of each Facility for the delivery of Ancillary Services on January 1, 2007 shall commence at 00:00:01 EPT on December 31, 2006.

Section 2.2 Renewal Term. This Agreement will automatically extend by successive sixty (60) day periods (each period a “Renewal Term”) unless terminated pursuant to Section 2.3.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Section 2.3 Termination. This Agreement shall terminate in the event that: (i) either Party terminates this Agreement upon giving sixty (60) days prior written notice to the other Party (a “Termination Notice”), with such sixtieth (60th) day constituting the Termination Date; or (ii) an Event of Default has occurred and is continuing and the Non-Defaulting Party exercises its right to terminate under Article X. Certain provisions of this Agreement shall continue in effect after the Termination Date or Default Termination Date, in accordance with the provisions of Section 16.14.

Section 2.4 Additional Undertakings. Promptly following the execution of this Agreement, the Parties shall use their best efforts to negotiate and execute enabling EEI Master Agreements governing the terms of applicable Power Transactions and Gas Transactions as well as a Master Netting Agreement and the Collateral Annex attached thereto. Notwithstanding any provision in this Agreement: (i) Energy Manager shall have no obligation to procure and deliver Gas or to purchase Power from or for MMC unless the Parties execute the applicable EEI Master Agreements, the Master Netting Agreement and the Collateral Annex thereto, and such applicable EEI Master Agreements remain in effect during the term of this Agreement and MMC provides associated credit support in a form acceptable to Energy Manager hereunder, under the Master Netting Agreement and under the Collateral Annex; and (ii) EEI Master Agreements shall govern the terms of applicable Power Transactions and Gas Transactions entered into pursuant to this Agreement.

ARTICLE III.
RELATIONSHIP OF THE PARTIES

Section 3.1 Appointment of Energy Manager. Subject to the terms of this Agreement, MMC appoints Energy Manager, and Energy Manager accepts the appointment, to be the exclusive provider of Services commencing as of the Effective Date.

Section 3.2 Independent Contractor. The relationship of Energy Manager to MMC as set forth in this Agreement is that of an independent contractor. Other than as expressly provided by Articles V, VI, VII, and VIII this Agreement shall not make any Party an agent, partner, a fiduciary or financial or investment advisor, joint venturer, or legal representative of any other Party for any purpose whatsoever. Neither Party is authorized to assume or create any obligation, liability or responsibility on behalf of or in the name of any other Party or to bind any other Party to any Third Party except as expressly provided for under this Agreement.

ARTICLE IV.
OBLIGATIONS OF ENERGY MANAGER

Section 4.1 Standards of Performance. Energy Manager shall:

(a)  perform the Services and enter into Transactions, the authority for which have been expressly delegated to Energy Manager pursuant to Sections V and VI, and Article 7.6, in a good, workmanlike and commercially reasonable manner and in accordance with (i) Prudent Utility Practices, (ii) Applicable Law and Regulatory Approvals, (iii) NERC/GADS Standards, and (iv) the applicable CAISO rules and procedures;

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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(b)  exercise all commercially reasonable efforts to provide the Services to MMC with the goal of maximizing Total Gross Margin while complying with this Agreement; and

(c)  maintain, through itself or one or more service providers, sufficient infrastructure and related support in order to perform the Services.

Section 4.2 Limitations on Energy Manager’s Authority. In performing the Services under this Agreement, Energy Manager shall not, unless otherwise expressly authorized under this Agreement or by MMC:

[***]

MMC shall not have any liability with respect to any Transaction undertaken by Energy Manager in breach of subsections (a) through (e) above, and, in addition to any other indemnity obligations in this Agreement, Energy Manager shall indemnify and hold harmless MMC from any claims arising in connection with such Transactions pursuant to the procedures in Article XI; provided, however, that Energy Manager’s liability under these subsections (a) through (e) above shall be subject to limitations stated in Section 11.2.

Section 4.3 Maintenance of Regulatory Approvals. Energy Manager shall have and maintain such Regulatory Approvals as may be necessary or required to provide the Services, including but not limited to obtaining and maintaining (a) CAISO membership, and (b) any applicable FERC authorization to enter into market-based wholesale Power Transactions or Gas Transactions.

Section 4.4 Additional Provisions.

[***]

ARTICLE V.
SERVICES

Section 5.1 Power Management Services. Subject to the terms of this Agreement and starting on the Effective Date, Energy Manager shall provide the following Power management services (“Power Management Services”) to MMC:

(a)  submit Facility operational characteristics to CAISO in a manner consistent with CAISO tariff requirements [***];

(b)  submit to CAISO daily and hourly Ancillary Services bids of a Facility, including submitting Capacity bids for spinning reserves, into the CAISO Ancillary Services markets, up to the Capacity associated with such Facility, provided, that CAISO has authorized the Facility to submit bids for the specific Ancillary Service [***];

(c)  maintain a 24-hour trading desk with Energy Manager Contacts for each Facility available twenty-four hours a day, seven days a week during the Agreement term to serve as a primary point of contact for communications from Facility staff and CAISO regarding: (i) Facility operations and dispatch; (ii) ring-down requirements; (iii) operating emergencies, (iv) out-of-merit calls; (v) CAISO congestion management instructions; (vi) communicate Forced Outages and Planned Outages to CAISO;

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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(d)  submit to CAISO daily and hourly schedules for MMC Bilateral Transactions from each Facility [***];

(e)  [***];

(f)  submit Power and Capacity bids and offers for each Facility to CAISO;

(g)  [***]

(h)  notify MMC of any Facility scheduling and Power production changes;

(i)  use commercially reasonable efforts to manage Power imbalances for the Facility with the intent of reducing the adverse economic impact of such Power imbalances [***];

(j)  assist the Facility with the development of commercial strategies with respect to the sale of Power from the Facility;

(k)  receive and validate CAISO invoices; and

(l)  provide Other Services as may be agreed to in writing by the Parties from time to time.

Section 5.2 Gas Management Services. Subject to the terms of this Agreement and starting on the Effective Date, Energy Manager shall provide the following gas management services (“Gas Management Services”) to MMC:

(a)  [***];

(b)  nominate and schedule the delivery of Gas to the Facility and adjust the schedule to reflect any changes in production at such Facility [***];

(c)  nominate, schedule and balance (including, without limitation daily and hourly) with suppliers and Transporters, including imbalances created in connection with nomination of Gas for the Facility through the use of an operational balancing agreement to be procured by the Facility and administered by Energy Manager [***];

(d)  market and sell any excess Gas; and

(e)  provide Other Services related to Gas as may be agreed to in writing by the Parties from time to time, including but not limited to, marketing excess transportation capacity.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Section 5.3 MMC Communications. In the provision of Services, Energy Manager may rely fully upon the communications from or on behalf of MMC not only as to their validity and effectiveness, but also as to the truth and accuracy of the information which Energy Manager shall in good faith believe to be genuine. MMC shall maintain sole and complete responsibility for ensuring that all information that MMC provides to Energy Manager remains current and accurate.

Section 5.4 No Implied Duties. Energy Manager shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Without limiting the generality of the foregoing, the duties of Energy Manager with respect to Services are limited to those expressly set forth in this Agreement.

ARTICLE VI.
REPORTS, RECORDS, MEETINGS, AUDITS AND AVAILABILITY

Section 6.1 Reports. [***]

Section 6.2 Books and Records. Energy Manager shall maintain in good order all records relating to the Services and Transactions, and retain written records for a minimum period of five (5) years (and otherwise as required by Applicable Law and Regulatory Approvals). To the extent practical and in accordance with its then-standing internal practices, Energy Manager shall ensure that such books and records are kept separate from its own books and records. Where records relate to disputes, appeals, arbitration, litigation or the settlement of claims arising out of the performance of this Agreement, such records shall be maintained until the resolution of the matter giving rise to the dispute.

Section 6.3 Meetings. Energy Manager shall meet with MMC or other representative of MMC in person or by conference call at such reasonable times in any month as MMC may request and as provided for in the Protocols in Exhibit A. During such meetings, Energy Manager shall provide MMC, as requested, with any material information concerning new or significant changes in the Gas and Power markets applicable to each Facility.

Section 6.4 Audits.

(a)  MMC shall be entitled, upon reasonable notice to Energy Manager, no more than twice per year and at MMC’s sole cost, to audit all books and records kept and maintained by Energy Manager specifically relating to the Transactions and Energy Manager’s obligations under this Agreement.

(b)  If any audit conducted under subsection (a) above reveals any inaccuracy in any Monthly Settlement Statement pertaining to the Transactions or the Monthly Settlement Statement calculations referenced in Section 8.3, the necessary adjustments in such Monthly Settlement Statement and the payments thereof will be promptly made; provided, however, that no adjustment of any Monthly Settlement Statement or payment will be made unless objection to the accuracy thereof was made by either Party within twelve (12) months from the submission of such Monthly Settlement Statement or payment, as applicable. Energy Manager shall preserve all records held by it for the duration of the referenced audit periods.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Section 6.5 Availability of Parties. Each Party shall make itself available to the other Party through telephone, voicemail, e-mail and/or facsimile during normal business hours, and by telephone, instant messaging, mobile telephone and/or pager during non-business hours. Energy Manager shall also make itself available to MMC through its 24-hour power trading desk.

Section 6.6 Notice. MMC shall submit prompt written notice to Energy Manager upon obtaining knowledge of: (i) any material violation of any Applicable Law regarding a Facility; or (ii) any refusal or threatened refusal to grant, renew or extend, or any action pending or threatened that might affect the granting, renewal or extension of any Regulatory Approval, including, but not limited to, the Facility’s FERC-granted market-based rate authorization.

ARTICLE VII.
MMC RIGHTS AND RESPONSIBILITIES

Section 7.1 Regulatory Approvals. MMC shall maintain all Regulatory Approvals as may be necessary to procure and sell Gas and to sell Power (including Ancillary Services) as contemplated herein, including obtaining and maintaining any required CAISO authorizations and the FERC authorization to enter into market-based transactions.

Section 7.2 Determinations of Capacity. MMC shall have sole and absolute discretion to determine the amount of Capacity available for sale by Energy Manager for its respective Facility, which discretion it may exercise using Prudent Utility Practice based on operational considerations of such Facility. MMC shall be responsible for communicating the operating and dispatch procedures to Energy Manager.

Section 7.3 Specification of Gas Characteristics. MMC shall have the sole right and responsibility to specify the characteristics of Gas to be supplied to its respective Facility and shall bear all consequences associated with such characteristics.

Section 7.4 Nominating, Scheduling and Balancing Information. MMC shall provide Energy Manager with the information necessary to enable Energy Manager to comply with the nominating, scheduling, balancing and other requirements of any supplier, Transporter, Power purchaser or transmission provider and to minimize scheduling, balancing, overrun and similar penalties and charges.

Section 7.5 Communications with CAISO. MMC shall communicate with CAISO or any other control areas and execute the necessary documentation to permit communications between CAISO and Energy Manager.

Section 7.6 Bilateral Transactions.

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Section 7.7 Operation and Maintenance. MMC shall operate and maintain each Facility in a commercially reasonable manner so that it materially complies with Applicable Laws and Regulatory Approvals. MMC shall, at its expense, obtain all necessary Regulatory Approvals and allowances for the Facility’s operation and maintenance.

ARTICLE VIII.
FEES; SETTLEMENT

Section 8.1 [***]

Section 8.2 [***]

Section 8.3 [***]

Section 8.4 [***]

Section 8.5 Payment of Amounts Owed.

(a)  Each Party shall by the twentieth (20th) day of each month, or if such day is not a Business Day, the next Business Day, (the “Settlement Date”) render to the other Party by wire transfer payment in immediately available funds the positive difference due under the Monthly Settlement Statement for the Billing Period in which the relevant Services were rendered.

(b)  If a Party fails to pay the entire amount shown to be due on any Monthly Settlement Statement when this amount becomes due (other than amounts disputed in good faith by such Party), it shall pay a late charge on the unpaid balance that shall accrue on each calendar day from the due date at the Interest Rate.

(c)  If either Party, in good faith, disputes any part of any Monthly Settlement Statement, such Party shall provide a written explanation of the basis for the dispute and pay the portion of such Monthly Settlement Statement conceded to be correct no later than the due date as calculated pursuant to this Section. If any amount disputed by such Party is determined to be due to the other Party either by agreement between the Parties or as a result of litigation, such amount shall be paid on the next payment date for a Monthly Settlement Statement or if there is no next scheduled payment date for a Monthly Settlement Statement then within ten (10) days of such determination, along with interest calculated at the Interest Rate from the original due date until the date paid.

Section 8.6 Payment Netting. In the event that Energy Manager and MMC are required to pay an amount on the same date pursuant to this Agreement or any Transaction, then such amounts shall be aggregated and the Parties shall discharge their obligations to pay through netting, in which case such Party owing the greater aggregate amount shall pay to the other Party the difference between the amounts owed.

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Section 8.7 Payment of a Termination Settlement Statement.

(a)  As soon as reasonably practicable following delivery of the Termination Notice, each Party shall prepare and deliver a Termination Settlement Statement to the other Party, showing in reasonable detail the amounts owing to the submitting Party. Each Party shall render to the other Party by wire transfer payment in immediately available funds, the amount due under the Termination Settlement Statement within two (2) Business Days following delivery of the Termination Settlement Statement by the second Party to provide the settlement statement.  In no event shall calculation and payment of the Termination Settlement Statement delay the Termination Date.

(b)  As soon as reasonably practicable following the Default Termination Date, the Non-Defaulting Party will calculate and deliver the Termination Settlement Statement to the Defaulting Party, reflecting the unpaid amounts owing to the Non-Defaulting Party and the unpaid amounts owing to the Defaulting Party. Unless otherwise provided in the Master Netting Agreement, the Party owing the greater aggregate amount shall pay the difference between the amounts owed to the other Party by wire transfer in immediately available funds within two (2) Business Days of delivery of the Termination Settlement Statement.

Section 8.8 [***]

ARTICLE IX.
FORCE MAJEURE

Section 9.1 Applicable Definition and Procedures of Force Majeure. Force Majeure shall be defined as, with respect to the Party claiming Force Majeure under this Agreement, any event or a combination of events that such Party could not reasonably control, foresee or prevent, and the occurrence of which neither the claiming Party nor its respective agents or employees, have contributed to, which events materially impede a Party from performing its obligations under this Agreement. Such Force Majeure events shall include, without being limited to, the following:

(a)  acts of a public enemy, war or threat of war (declared or undeclared) occurring in or involving the United States, revolution, riot, rebellion, insurrection, military or usurped power, state of siege, declaration of a state of emergency or martial law (or any of the events or circumstances that will or may result in the declaration of a state of emergency or martial law), civil commotion, act of terrorism, vandalism or sabotage (in each case occurring in or involving the United States), embargo or blockade, declaration of public calamity (or any of the events or circumstances that will or may result in the declaration of public calamity);

(b)  politically motivated or otherwise widespread strikes, suspensions, interruptions, work slow-downs or other labor disruptions;

(c)  explosions, chemical or radioactive contamination or ionizing radiation;

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(d)  air crashes, objects falling from aircraft, pressure waves caused by aircraft or aerial devices traveling at supersonic speed;

(e)  any exercise of sovereign or executive prerogative or similar action by a Governmental Authority;

(f)  any change in Applicable Law, or restraint or action or inaction of a Governmental Authority, resulting in a material change in a Regulatory Approval, or that has the effect of curtailing or otherwise materially restraining the output of either Facility; or

(g)  epidemics, meteorites, fire, lightning, earthquake, cyclone, whirlwind, hurricane, earthquake, tempest, storm, drought, flood, or other unusual or extreme adverse weather or environmental condition or action of the elements;

provided, that Force Majeure shall not include (i) lack of a market or unfavorable market conditions for Gas or Power, (ii) economic hardship, (iii) failure to timely apply for or obtain, or comply with, Applicable Law or Regulatory Approval(s), (iv) the ability to sell Gas or Power to another Person at a higher price, or buy Gas or Power from another Person at a lower price, or on more favorable terms than those afforded by this Agreement or (v) the Bankruptcy of a Third Party (including CAISO) or such Third Party’s inability to make payments pursuant to the terms of a Power Transaction (including for Ancillary Services) or a Gas Transaction.

Section 9.2 Procedure For Calling Force Majeure. If one Party wishes to claim relief from the performance of its obligations arising under this Agreement on account of any event or circumstance of Force Majeure (hereinafter, the “Affected Party”), then the Affected Party shall give written notice to the other Party of such event or circumstance as soon as reasonably practicable after becoming aware of such event or circumstance. Each notice served by an Affected Party to the other Party pursuant to this Article 9 shall specify the event or circumstance of Force Majeure in respect of which the Affected Party is claiming relief and the steps being taken to mitigate and overcome the effects of such event or circumstances. Noncompliance by the Affected Party with the procedure specified herein shall relieve the other Party from accepting the Affected Party’s claim until notice is so provided. The Affected Party shall, by reason of any event or circumstance of Force Majeure in respect of which it has claimed relief under this Section 9.2:

(a)  use its commercially reasonable efforts to mitigate the effects of such Force Majeure and to remedy any inability to perform its obligations hereunder due to such events as promptly as reasonably practicable; provided, that: (i) the Affected Party shall not be obliged to take any steps that would not be in accordance with Prudent Utility Practice or Applicable Laws or that would be beyond its control; and (ii) the Affected Party shall not be required to settle any strikes or other labor disputes on terms that are adverse to the Affected Party and not commercially reasonable;

(b)  furnish periodic reports to the other Party regarding the progress in overcoming the adverse effects of such event of Force Majeure and setting forth its best, good faith estimate concerning when it will be able to resume the performance of its obligations under this Agreement; and

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(c)  resume the performance of its obligations under this Agreement as soon as is reasonably practicable after the events of Force Majeure are remedied or cease to exist.

Section 9.3 Performance Suspended. During the continuance of any Force Majeure, the obligations of an Affected Party under this Agreement, other than any obligation of either Party to pay money when due under the terms of this Agreement, shall be suspended to the extent such condition results in the Affected Party’s inability to perform its obligations.

Section 9.4 End of Force Majeure Event. When the Affected Party is able, or would have been able if it had complied with its obligations under Section 9.2, to resume the performance of all of its obligations under this Agreement affected by the occurrence of an event or circumstance of Force Majeure, then the period of Force Majeure relating to such event or circumstance shall be deemed to have ended.

ARTICLE X.
EVENTS OF DEFAULT; TERMINATION

Section 10.1 Energy Manager Events of Default. The occurrence of any one or more of the following events shall constitute an Energy Manager Event of Default (“Energy Manager Event of Default”) under this Agreement:

(a)  the failure by Energy Manager to make, when due, any payment required under this Agreement if such failure is not remedied within three (3) Business Days after written notice of such failure is received by Energy Manager; or

(b)  the failure by Energy Manager to perform any material covenant or agreement set forth in this Agreement (other than as described in Sections 10.1(c) or 10.1(d)) and such failure is not cured within three (3) Business Days after written notice is received by Energy Manager; or

(c)  Energy Manager’s Bankruptcy; or

(d)  Energy Manager shall either: (i) fail to maintain in full force and effect any Regulatory Approval necessary for the performance of the Services hereunder or for the purchase and sale of Gas or Power (including but not limited to Ancillary Services); or (ii) become subject to an order by any Governmental Authority whereby such Governmental Authority revokes or suspends any Regulatory Approval necessary for the performance of the Services hereunder or for the purchase and sale of Gas or Power (including but not limited to Ancillary Services); or

(e)  any representation or warranty of Energy Manager proves to have been incorrect in any material respect as of the Effective Date.

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Section 10.2 MMC Events of Default. The occurrence of any one or more of the following events shall constitute a MMC Event of Default (“MMC Event of Default”) under this Agreement:

(a)  the failure by MMC to make, when due, any payment required under this Agreement if such failure is not remedied within three (3) Business Days after written notice of such failure is received by MMC; or

(b)  the failure by MMC to perform any material covenant or agreement set forth in this Agreement (other than as described in Sections 10.2(c), 10.2(d), 10.2(f), or 10.2(g)) and such failure is not cured within three (3) Business Days after written notice is received by MMC or the Facility; or

(c)  MMC’s or MMC Guarantor’s Bankruptcy; or

(d)  MMC shall either (i) fail to maintain in full force and effect any material Regulatory Approval necessary to operate each Facility, or (ii) become subject to an order by any Governmental Authority whereby such Governmental Authority revokes or suspends any Regulatory Approval necessary for the operation of each Facility; or

(e)  MMC shall either: (i) fail to maintain in full force and effect any Regulatory Approval necessary for the purchase and sale of Gas or Power (including, but not limited to Ancillary Services); or (ii) become subject to an order by any Governmental Authority whereby such Governmental Authority revokes or suspends any Regulatory Approval necessary for the purchase and sale of Gas or Power (including, but not limited to Ancillary Services); or

(f)  any representation or warranty of MMC proves to have been incorrect in any material respect as of the Effective Date; or

(g)  MMC or MMC Guarantor fails to provide, maintain in full force and effect, or comply with the MMC Credit Support obligations provided in Article 15.

Section 10.3 Rights of Non-Defaulting Party.

(a)  When an Event of Default exists, the Non-Defaulting Party shall have the right to: (i) cause termination, liquidation, or acceleration of this Agreement, in whole or with respect to MMC, effective five (5) Business Days after receipt by the Defaulting Party of a Termination (Default) Notice by the Non-Defaulting Party (the “Default Termination Date”); (ii) suspend performance under this Agreement; (iii) withhold any payments due to the Defaulting Party under this Agreement; (iv) net, setoff, or recoup termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement, including with respect to any Transaction; and/or (v) pursue any other remedy at law, in equity, or as provided under this Agreement. The Termination (Default) Notice shall specify in reasonable detail the circumstances giving rise to the Termination (Default) Notice.

(b)  Notwithstanding the foregoing: (i) MMC has the right to terminate this Agreement, in whole or with respect either Facility, immediately in the case of the default under Section 10.1(c) or 10.1(d), pursuant to a Termination (Default) Notice; and (ii) Energy Manager has the right to terminate this Agreement, in whole or with respect to MMC, immediately in the case of default under Section 10.1(c) or 10.1(d) pursuant to a Termination (Default) Notice. Such Termination (Default) Notice shall not delay the Default Termination Date.

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ARTICLE XI.
INDEMNIFICATION

Section 11.1 Indemnification by Energy Manager. Energy Manager shall indemnify, defend and hold harmless MMC from and against any and all Losses to the extent directly caused by: (a) the breach of any representation or warranty made by Energy Manager under this Agreement; (b) any breach by, or failure of, Energy Manager to perform any of its obligations under this Agreement; or (c) the gross negligence or willful misconduct of Energy Manager, its subcontractors or their respective agents or employees.

Section 11.2 Indemnification By MMC. MMC shall indemnify, defend and hold harmless Energy Manager from and against any and all Losses arising out of or resulting from: (a) the Services provided by Energy Manager under this Agreement; (b) the breach of any representation or warranty made by MMC under this Agreement; (c) any failure of MMC to perform its obligations under this Agreement; or (d) any negligent or tortious acts or omissions by MMC, its subcontractors (other than Energy Manager and its subcontractors or their respective agents or employees) or their respective agents or employees.

Section 11.3 Cooperation Regarding Claims. If either Party receives notice or has knowledge of any claim that may result in a claim for indemnification of Energy Manager by MMC or indemnification of MMC by Energy Manager pursuant to this Agreement, the Party in receipt of such notice shall, as promptly as possible, give the other Party notice of such claim, including a reasonably detailed description of the facts and circumstances relating to such claim, and a complete copy of all notices, pleadings and other papers related thereto.

Section 11.4 Defense of Third-Party Claims.

(a)  An Indemnified Party shall promptly provide the Indemnifying Party reasonably detailed written notification of any claims for Losses that might reasonably be expected to be subject to indemnification under this Agreement; provided, however, that failure to provide such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such Indemnifying Party is prejudiced by such delay.

(b)  An Indemnifying Party shall be entitled at its option and at its expense and with counsel of its selection, to assume and control the defense of any claims for Losses.

(c)  An Indemnifying Party shall not settle or compromise any claim without the prior written consent of the Indemnified Party; provided, however, that an Indemnifying Party may settle or compromise such claim against an Indemnified Party without the consent of such Indemnified Party so long as such claim is solely for monetary damages that are paid in full by the Indemnifying Party and such Indemnified Party is fully released from liability by the claimant.

(d)  Each Indemnified Party shall cooperate with its Indemnifying Party in connection with its defense or settlement of any claim of Losses.

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ARTICLE XII.
LIMITATION OF LIABILITY

Section 12.1 General Limitations of Liability.

(a) THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.

(b) NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, OR OTHERWISE. The Parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability, and limitations on liability expressed in this Agreement shall survive termination of this Agreement, and shall apply at all times, whether in contract, equity, tort or otherwise.

(c) IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

(d) NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, THE TOTAL LIABILITY OF ENERGY MANAGER UNDER THIS AGREEMENT SHALL NOT EXCEED [***].

Section 12.2 Limitation of MMC’s Liability. Energy Manager understands and agrees that, notwithstanding anything to the contrary herein: (a) no claim shall be made against any employee, shareholder, partner, member, representative, officer or director, whether past, present or future, of MMC in connection with this Agreement; (b) there shall be absolutely no personal liability or recourse for the payment of any amounts due hereunder, or the performance of any obligations hereunder against any employee, shareholder, partner, member, representative, officer or director, whether past, present or future, of MMC, irrespective of any failure to comply with the provisions of this Agreement; (d) Energy Manager shall have no right to any claim against MMC for any capital contributions from any employee, shareholder, partner, member, representative, officer or director, whether past, present or future, of MMC; and (e) the provisions of (a) through (d) are made expressly for the benefit of employees, shareholders, partners, members, representatives, officers and directors, whether past, present or future, of MMC.

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Section 12.3 Limitation of Energy Manager’s Liability. MMC understands and agrees that, notwithstanding anything to the contrary herein: (a) no claim shall be made against any employee, shareholder, partner, member, representative, officer or director, whether past, present or future, of Energy Manager in connection with this Agreement; (b) there shall be absolutely no personal liability or recourse for the payment of any amounts due hereunder, or the performance of any obligations hereunder against any employee, shareholder, partner, member, representative, officer or director, whether past, present or future, of Energy Manager, irrespective of any failure to comply with the provisions of this Agreement; (c) MMC shall have no right to any claim against Energy Manager for any capital contributions from any employee, shareholder, partner, member, representative, officer or director, whether past, present or future, of Energy Manager; and (d) the provisions of (a) through (c) are made expressly for the benefit of employees, shareholders, partners, members, representatives, officers and directors, whether past, present or future, of Energy Manager.

ARTICLE XIII.
CONFIDENTIALITY

Section 13.1 Non-Disclosure. Except as provided in Section 13.2, each Party agrees to hold in confidence any information imparted to it by the other Party which pertains to MMC’s or Energy Manager’s, as the case may be, business activity in any manner, and which is not the subject of general public knowledge, including, without limitation, proprietary processes (including analytics, models and frameworks), technical information and know-how, information concerning MMC management policies, economic policies, financial and other data (“Confidential Information”). Confidential Information shall not include: (a) information in the public domain, or (b) information obtained by a Party from a Third Party not under an obligation of nondisclosure to MMC or Energy Manager, as the case may be. This obligation shall continue to remain in full force and effect for two (2) years after the date of termination of this Agreement.

Section 13.2 Permitted Disclosure.

(a)  Either Party shall have the right to: (i) disclose Confidential Information (the “Disclosing Party”) to any Governmental Authority only to the extent that such Confidential Information is necessary to comply with such Governmental Authority to avoid legal sanctions or penalties, including findings of criminal or civil contempt; and (ii) disclose Confidential Information with respect to any litigation arising in connection with this Agreement only to the extent that such Confidential Information is required by law, rule, regulation, procedure, subpoena, court order or court requirement, or is material to the issues involved in or determinative to the outcome of such litigation; provided, however, that the Disclosing Party shall first (A) give the other Party (the “Non-Disclosing Party”) as much prior notice of disclosure as is reasonably practicable, or if prior notice is not reasonably practicable, then as expeditiously as possible, to permit the Non-Disclosing Party to seek any protective order or other confidentiality protection as the Non-Disclosing Party, in its sole discretion and at its sole expense, may elect to seek; and (B) reasonably cooperate with the Non-Disclosing Party in protecting the Confidential Information that is to be disclosed, with such duty of cooperation not requiring the Disclosing Party to initiate or participate in any litigation or incur more than de minimis costs or expenses.

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(b)  Either Party shall have the right to disclose Confidential Information: (i) with the written consent of the other Parties; or (ii) to (a) its agents, advisors, auditors, legal counsel and insurers; (b) its Affiliates; (c) Lenders, potential Lenders, investors, potential investors, rating agencies and other members of the public in connection with the financing of the development, construction and operation of either Facility, including in connection with the listing of any shares, stocks, securities, bonds or any other similar financial instrument, but in each case only to the extent required in connection with obtaining such financing and (d) potential purchasers of an interest in MMC or any Facility; provided, however, any such party receiving any Confidential Information agrees to maintain the confidentiality of such Confidential Information in accordance with the terms hereof. Lenders shall be entitled to disclose Confidential Information to any Governmental Authority or in connection with litigation to the extent and subject to the conditions under which a Disclosing Party may disclose Confidential Information as provided in Section 13.2(a). Notwithstanding the foregoing, it shall not be deemed a breach of this Section 13.2(b) if a Party discloses the terms or conditions of a Transaction (other than the name and any other identifying information relating to the other Party), provided that the name or any other identifying information relating to the other Party may be disclosed only to an entity that aggregates and reports to the public price data on an aggregate basis.

ARTICLE XIV.
REPRESENTATIONS AND WARRANTIES

Section 14.1 Energy Manager Representations and Warranties. Energy Manager represents and warrants to MMC as of the Effective Date, and to MMC as of the Effective Date, that:

(a)  Organization and Good Standing. Energy Manager is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)  Enforceability. This Agreement constitutes the legal, valid and binding obligation of Energy Manager, except as enforceability may be limited by (i) applicable Bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (ii) general principles of equity.

(c)  Due Authorization. The execution, delivery and performance of this Agreement by Energy Manager has been duly authorized by all requisite partnership action and does not and will not (i) conflict with any provisions of its organizational documents or any Applicable Law, or (ii) breach any provision of, or give any Person the right to declare or exercise any remedy under, or to accelerate the maturity, payment or performance of, or to cancel or terminate, any agreement or instrument to which it is a party or by which it, its property or assets may be bound or affected, except for those that would not materially adversely affect Energy Manager’s ability to perform its obligations hereunder.

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(d)  Regulatory Approvals. Neither the execution and delivery by Energy Manager of this Agreement, nor the consummation by Energy Manager of any of the Transactions contemplated hereby, requires the consent or approval of, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Governmental Authority, except those which have been duly obtained and are in full force and effect, except for those that would not materially adversely affect Energy Manager’s ability to perform its obligations hereunder; provided, however, that Energy Manager may file with the FERC such notices, if any, that it determines are necessary.

(e)  Litigation. Energy Manager is not a party to any legal, administrative, arbitral, investigatorial or other proceeding or controversy pending, or to its knowledge, threatened, that could materially adversely affect its ability to perform its obligations hereunder.

(f)  Forward Contract Merchant, Swap Participant and Master Netting Agreement. Energy Manager is a “forward contract merchant” and / or a “swap participant” and this Agreement is a “master netting agreement” within the meaning of the Bankruptcy Code.

(g)  Contracted Marketer. Energy Manager shall use commercially reasonable efforts to maintain its status as a “gas service provider and contracted marketer” as defined by San Diego Gas & Electric Co.

Section 14.2 MMC Representations and Warranties. MMC represents and warrants to Energy Manager, as of the Effective Date, that:

(a)  Organization and Good Standing. MMC Energy North America, MMC Energy Chula Vista, LLC and MMC Escondido LLC are each a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)  Enforceability. This Agreement constitutes the legal, valid and binding obligation of MMC, except as enforceability may be limited by (i) applicable Bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

(c)  Due Authorization. The execution, delivery and performance of this Agreement by MMC has been duly authorized by all requisite corporate action and does not and will not (i) conflict with any provisions of its organizational documents or any Applicable Law, or (ii) breach any provision of, or give any Person the right to declare or exercise any remedy under, or to accelerate the maturity, payment or performance of, or to cancel or terminate, any agreement or instrument to which it is a party or by which it, its property or assets may be bound or affected, except for those that would not materially adversely affect MMC’s ability to perform its obligations hereunder.

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(d)  Regulatory Approvals. Neither the execution and delivery by MMC of this Agreement, nor the consummation by MMC of any of the Transactions contemplated hereby, requires the consent or approval of, the giving of notice of to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Governmental Authority, except those which have been duly obtained and are in full force and effect, except for those that would not materially adversely affect MMC’s ability to perform its obligations hereunder; provided, however, that MMC may file with the FERC such notices, if any, that it determines are necessary.

(e)  Litigation. MMC is not a party to any legal, administrative, arbitral, investigatorial or other proceeding or controversy pending or, to its knowledge, threatened, that could materially adversely affect its ability to perform its obligations hereunder.

(f)  Forward Contract Merchant, Swap Participant and Master Netting Agreement. MMC is a “forward contract merchant” and/or a “swap participant” and this Agreement is a “master netting agreement” within the meaning of the Bankruptcy Code.

ARTICLE XV.
FINANCIAL PERFORMANCE

 MMC Credit Support. By December 15, 2006, MMC shall cause to be provided and maintained for the benefit of Energy Manager, collateral (the “MMC Credit Support”), in the form of a guaranty agreement provided by the MMC Guarantor in the form of Exhibit E attached hereto, or in any other form acceptable to Energy Manager.

ARTICLE XVI.
MISCELLANEOUS

Section 16.1 Severability. If any provision in this Agreement is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Agreement.

Section 16.2 Entire Agreement. This Agreement, together with the Exhibits, the EEI Master Agreements, Collateral Annex and the Master Netting Agreement, contain the complete agreement between the Parties with respect to the provision of Services as contained herein and supersedes all other agreements, whether written or oral, with respect to the matters contained herein. In the event of a conflict between this Agreement, the EEI Master Agreements, the Collateral Annex or the Master Netting Agreement, first, the Master Netting Agreement shall prevail, and, second, if the conflict between the agreements cannot be resolved under the Master Netting Agreement, this Agreement shall prevail.

Section 16.3 Amendment. Unless otherwise provided herein, no modification, amendment, or other change to this Agreement or the Exhibits will be binding on any Party unless consented to in writing by both Parties; provided, that MMC may revise the Operating and Dispatch Procedures as described herein.

Section 16.4 Assignment; Obligation of Energy Manager to Cooperate. This Agreement shall be binding upon the successors and assigns of the respective Parties hereto, and the covenants, conditions, rights and obligations of this Agreement shall run until the Agreement is terminated. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld, conditioned or delayed.

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Section 16.5 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be effective (a) on the day of delivery when delivered in person; (b) on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before four o’clock (4:00) p.m., recipient’s time (on any day), and if transmitted after that time, on the next following Business Day, when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received; or (c) one (1) Business Day after the day when sent by overnight delivery by a recognized commercial courier service. Either Party may change its address[es] for notices by giving notice to the other Party in the manner set forth above.

(a)  Notices or other communications to MMC shall be directed to the representatives listed below.

[***]

(b)  Notices or other communications to Energy Manager shall be directed to the representatives listed below.

[***]

Section 16.6 Additional Documents and Actions. Each Party agrees to execute and deliver from time to time such additional documents, and take such additional actions, as may be reasonably required by the other to give effect to the purposes and intent of this Agreement.

Section 16.7 Waiver. Any failure of any Party to enforce any of the provisions of this Agreement or to require compliance with any of its provisions at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of any Party thereafter to enforce any and each such provision. None of the provisions of this Agreement shall be considered waived by a Party (by course of dealing or otherwise) unless such waiver is in writing and signed by such Party. No waiver shall be construed as a modification of any of the provisions of this Agreement or as a waiver of any default (present or future) hereunder or breach hereof, except as expressly stated in such waiver.

Section 16.8 Headings. The headings and captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

Section 16.9 No Third Party Beneficiary. This Agreement is for the sole and exclusive benefit of the Parties hereto and the Indemnified Parties and shall not create a contractual relationship with, or cause of action in favor of, any Third Party.

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Section 16.10 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same Agreement.

Section 16.11 Governing Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ITS CONFLICTS OF LAWS PRINCIPLES CALLING FOR APPLICATION OF THE LAWS OF ANOTHER STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The Parties hereby irrevocably consent to exclusive venue and jurisdiction in the federal courts in the Southern District of New York. The Parties hereby irrevocably waive their right to a jury trial to the fullest extent permitted by law.

Section 16.12 Continued Performance. The Parties shall continue to perform under this Agreement during the pendency of any dispute hereunder.

Section 16.13 MMC Control. Notwithstanding anything in this Agreement to the contrary, MMC retains and shall retain ultimate decision-making authority and control with respect to each respective Facility for purposes of Part II of the FPA, including ultimate decision-making authority and control relating to the operation of such Facility and the sale of Power (including Ancillary Services) from such Facility. Without limiting the generality of the foregoing sentence with respect to MMC, neither Energy Manager nor its agent has the ability under this agreement or otherwise to direct the dispatch of, or sales from, each Facility with respect to Capacity that is subject to a tolling agreement.

Section 16.14 Survival. Notwithstanding any provisions herein to the contrary, the obligations set forth in Section 6.4(b) shall survive termination as set forth in such section, and the obligations of each Party in Articles VIII and XIII shall survive indefinitely.

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IN WITNESS WHEREOF, the following Parties have executed this Agreement as of the 21st day of November, 2006.

MMC ENERGY NORTH AMERICA, LLC

By:	/s/ Alex Sokoletsky
Name: Alex Sokoletsky Title: Vice-President

MMC ENERGY CHULA VISTA, LLC

By:	/s/ Alex Sokoletsky
Name: Alex Sokoletsky Title: Vice-President

MMC ESCONDIDO, LLC

By:	/s/ Alex Sokoletsky
Name: Alex Sokoletsky Title: Vice-President

BEAR ENERGY LP

By:	/s/ JoAnn P. Russell
Name: JoAnn P. Russell Title: Managing Director

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Exhibit A
Protocols

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Exhibit B
Fuel Supply Pricing Schedule

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Exhibit C
Facility Budget

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Exhibit D
Contacts

MMC Energy North America, LLC. - Contact List
Contact	Email	Phone	Mobile

[***]

Bear Energy LP - Contact List
Contact	Email	Phone	Mobile

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Exhibit E
Form of Guaranty

GUARANTY

GUARANTY, dated as of [•], by MMC ENERGY, INC., a Delaware corporation (the “Guarantor”), in favor of BEAR ENERGY LP, a limited partnership organized under the laws of the State of Delaware (the “Beneficiary”).

(a)	Guaranty.

(i)
In connection with the EEI Master Power Purchase and Sale Agreement, dated as of {Master Agreement date} (the “Master Agreement”), and the Energy Management Agreement dated as of January 1, 2007 (the “Agreement”), between Beneficiary and MMC Energy North America, LLC, MMC Energy Chula Vista, LLC and MMC Escondido, LLC, each a limited liability company organized and existing under the laws of the State of Delaware, (collectively the “Counterparty”), subject to the terms and conditions set forth herein and effective from the date of the Agreement, the Guarantor irrevocably and unconditionally guarantees to the Beneficiary, its successors and permitted assigns, the prompt payment on demand, of any amount due and payable to the Beneficiary under the Agreement, subject to any applicable grace period thereunder (the “Obligations”).

(ii)
The Guarantor hereby waives acceptance of this Guaranty, diligence, promptness, presentment, demand on Counterparty for payment, protest of nonpayment and all notices of any kind. In addition, the Guarantor’s obligations hereunder shall not be affected by the existence, validity, enforceability, perfection, or extent of any collateral therefor. The Beneficiary shall not be obligated to proceed against Counterparty before claiming under the Guaranty nor to file any claim relating to the Obligations in the event that Counterparty becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Beneficiary so to file shall not affect the Guarantor’s obligations hereunder. The Guarantor agrees that its obligations under this Guaranty constitute a guaranty of payment and not of collection.

(b)
Consents, Waivers and Renewals. The Guarantor agrees that the Beneficiary, may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with Counterparty or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Beneficiary and Counterparty or any such other party or person, without in any way impairing or affecting this Guaranty. The Guarantor agrees that the Beneficiary may resort to the Guarantor for payment of any of the Obligations, whether or not the Beneficiary shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

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(c)
Expenses. The Guarantor agrees to pay on demand all out-of-pocket expenses (including without limitation the reasonable fees and disbursements of Beneficiary’s counsel) incurred in the enforcement or protection of the rights of the Beneficiary hereunder; provided, that the Guarantor shall not be liable for any expenses of the Beneficiary if no payment under this Guaranty is due.

(d)
Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation until all Obligations to the Beneficiary shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to the Obligations, whether matured or unmatured. Subject to the foregoing, upon payment of all the Obligations, the Guarantor shall be subrogated to the rights of the Beneficiary against Counterparty and the Beneficiary agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

(e)
Cumulative Rights. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiary of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Beneficiary or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Beneficiary from time to time.

(f)	Representations and Warranties.

(i)	The Guarantor is a corporation duly existing under the laws of the State of [•].

(ii)
The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action and do not conflict with any provision of law, any regulation, or the Guarantor’s charter or by-laws, or any agreement binding upon it.

(iii)	No consent, approval and authorization of, registration with, or declaration to any governmental authority are required in connection with the execution, delivery and performance of this Guaranty.

(iv)
This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g)
Continuing Guaranty. The Guaranty shall remain in full force and effect and be binding upon the Guarantor and its successors and permitted assigns, and inure to the benefit of the Beneficiary and its successors and permitted assigns, until all of the Obligations have been satisfied in full. In the event that any payment by Counterparty in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect of such Obligations as if such payment had not been made.

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(h)
Notices. All notices in connection with this Guaranty shall be deemed effective, if in writing and delivered in person or by courier, on the date delivered to the following address (or such other address that the Guarantor shall notify the Beneficiary of in writing):

GUARANTOR
[Address]

Attention:
With a copy to:

(i)	Governing Law. The Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to choice of law doctrine.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor to the Beneficiary as of the date first above written.

GUARANTOR

By:	Name: Title:

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